Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement Amendment No. 1 on Form S-4 of our reports dated December 16, 2003 (except for the matters described in Notes 20 and 21 to the finanical statements, which are as of April 15, 2004) relating to the financial statements and financial statement schedule of Mueller Group, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Chicago, Illinois



August 6, 2004